UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2015

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 23, 2015, CreditRiskMonitor.com, Inc. (the "Company") held its Annual Meeting of Shareholders (the “Meeting”).

A total of 8,181,855 shares were outstanding and entitled to vote as of June 1, 2015, the record date for the Meeting.  The matters voted upon and the results of the vote are set forth below.

Proposal 1.	Election of Five Directors

At the Meeting, shareholders voted 7,312,138 shares on Proposal 1 and elected Jerome S. Flum, Andrew J. Melnick, Jeffrey S. Geisenheimer, Joshua M. Flum and Richard J. James to serve as directors of the Company.

		For	Abstain/Withhold	Broker Non-Votes

1A.	Jerome S. Flum	5,114,769	628,246	1,569,123
1B.	Andrew J. Melnick	5,115,779	627,236	1,569,123
1C.	Jeffrey S. Geisenheimer	5,742,985	30	1,569,123
1D.	Joshua M. Flum	5,704,832	38,183	1,569,123
1E.	Richard J. James	5,705,842	37,173	1,569,123

Proposal 2.	Ratification of the Selection of the Independent Registered Public Accounting Firm

At the Meeting, shareholders voted 7,312,138 shares on Proposal 2 and approved ratification of the appointment of CohnReznick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes

7,134,692	175,941	1,505	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: July 24, 2015	By:	/s/ Lawrence Fensterstock
Lawrence Fensterstock
Chief Financial Officer
(Principal Financial and
Accounting Officer)